United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 14, 2010

Date of Report

[Date of Earliest Event Reported]

LYFE COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-50892	87-0638511
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

912 West Baxter Drive, Suite 200

South Jordan, Utah 84095

 (Address of Principal Executive Offices)

(801) 478-2470

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally and in the markets in which we have and may participate, competition within our chosen industry, the state of our technology and technological advances, our failure to successfully develop, compete in and finance our current and intended business operations and our funding expectations outlined below, among others.

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 17, 2010, we accepted two sets of Subscription Documents dated June 8, 2010, providing for the sale of approximately 10,109,059 shares of our common stock comprised of “restricted securities” as defined in Rule 144 for an aggregate of $15,200,000 (respectively, the “Michael Justin Hoopes Subscription Documents” and the “Eagle View Investments, LLC Subscription Documents”).  Our acceptance was conditioned upon extending the due dates of the respective subscription prices set forth therein by 21 days as requested by the subscribers and further conditioned upon the execution and delivery of a personal Guaranty Agreement of the obligations of Eagle View Investments, LLC under its Subscription Documents (and the related Eagle View Investments, LLC Promissory Note as defined below) by its Manager, Brad R. Egbert.  Mr. Hoopes and Eagle View Investments LLC each also executed and delivered promissory notes for the amounts of their respective subscriptions of $7,000,000 and $8,200,000 (respectively, the “Michael Justin Hoopes Promissory Note” and the Eagle View Investments LLC Promissory Note”).  The Michael Justin Hoopes Subscription Documents provide for the purchase of 1,818,182 shares at a price of $1.10 per share, payable on or before June 10, 2010 (agreed in our Board of Director’s acceptance of the Subscription Documents to be payable on or before July 1, 2010 [the 21 day extended period]); and 3,333,333 shares, at a price of $1.50 per share, agreed by our Board to be payable on or before July 21, 2010 (the 21 day extended period). $265,000 of the Michael Justin Hoopes subscription has already been paid.  The Eagle View Investments, LLC Subscription Documents provide for the purchase of 3,333,333 shares at a price of $1.50 per share, agreed by our Board to be payable on or before August 5, 2010 (the 21 day extended period); and 1,684,211 shares at a price of $1.90 per share, agreed by our Board to be payable on or before September 21, 2010 (the 21 day extended period).  Under the Guaranty Agreement executed and delivered by Mr. Egbert on June 15, 2010, Mr. Egbert is the Guarantor of the obligations of Eagle View Investments, LLC under its Subscription Documents and the Eagle View Investments, LLC Promissory Note, without qualification. Copies of these documents are filed as Exhibits hereto and are incorporated herein by reference, and this summary of these documents is qualified in its entirety by such reference.  See Item 9.01.  The subscribed shares, assuming full payment, would amount to approximately 14.2% of our outstanding securities, based upon 10,109,059 shares being subscribed for and 61,260,051 shares being currently outstanding.  Mr. Hoopes is one of our current shareholders, having invested approximately $1,195,000 through the purchase of shares of our common stock or that of our predecessor, Connected Lyfe, Inc., a Utah corporation and our wholly-owned subsidiary, which was acquired by merger on April 12, 2010.  Based upon these investments and by virtue of a course of business conducted over the past two years between Mr. Hoopes and members of our management and other factors discussed below, we believe that we have a reasonable basis for believing that Mr. Hoopes has adequate resources to pay his subscription in a timely fashion; however, final disbursement of committed and verified funds to us are dependent on administrative conditions of certain escrowed funds to Mr. Hoopes being completed based upon third party obligations, with subscribed shares to be issued upon actual disbursement of funds to us.  We were not made privy to the particulars of this confidential escrow of Mr. Hoopes, though we have discussed its existence with the escrow agent and confirmed that adequate funds to pay Mr. Hoopes subscription are being held in escrow.  Mr. Egbert, the Manager of Eagle View Investments, LLC, was introduced to us by Mr. Hoopes, and Mr. Egbert has advised our management that he intends to invest adequate funds into Eagle View Investments, LLC, which in turn will be utilized to pay this subscription.  Mr. Egbert has executed and delivered the Guaranty Agreement as a condition of our acceptance of the Eagle View Investment, LLC Subscription Documents and the Eagle View Investments, LLC Promissory Note. We have reasonably verified that Mr. Egbert has adequate personal resources sufficient to pay this subscription from various sources and to honor his obligations under the Guaranty Agreement; however, final disbursement of these committed and verified funds to us is also dependent on administrative conditions of escrowed funds being disbursed to Mr. Egbert based on completion of represented third party obligations, with subscribed shares to be issued upon actual disbursement of funds to us.  We were not made privy to the particulars of this confidential escrow of Mr. Egbert.  Neither of these referenced escrows is related to or dependent upon the other.  Regardless, no amount of due diligence on our part can assure that these subscriptions and promissory notes will be paid when due or at all, and no assurance can be given that we will receive all of these subscribed funds if the terms of these escrows are not met, all of which is beyond our control.  The extensions of the due dates of these subscriptions by 21 days by our Board of Directors was a part of the negotiations in determining whether to accept these subscriptions and promissory notes, based upon timelines of when these respective escrowed funds were anticipated to be available for disbursement, though their availability was not a condition precedent to the acceptance of these subscriptions or these promissory notes.  The execution and delivery of the Guaranty Agreement by Mr. Egbert was part of these negotiations and a condition of the acceptance of the Eagle View Investments, LLC subscription and promissory note.  These anticipated funds are consistent with our required funding for our current and planned business model as outlined in our 8-K Current Report dated April 12, 2010, which was filed with the Securities and Exchange Commission on that date.  See that 8-K Current Report for further information on our funding requirements under the caption “Financial Information” and applicable risk factors under the heading “Risk Factors,” of Item 1 thereof.  The unavailability of these subscribed funds to us when due would have a material adverse effect on our current and planned business operations, and we would be required to seek other sources of funding, which may not be available to us.

Item 3.02 Unregistered Sale of Equity Securities.

See Item 1.01.

Item 8.01 Other Events.

(i)

We are in the process of completing due diligence on two potential acquisitions that could provide us with additional revenue sources in our upcoming quarters.  At this time, our ability to close on these acquisitions is unknown, and we have only completed non-binding memorandums of understanding (May 14, 2010) on these acquisitions, pending completion of our due diligence and the acceptance by the owners and creditors of the respective acquisition terms being negotiated.  If we move forward with these acquisitions, we will acquire one company and/or its assets through the issuance of 5,000,000 shares of our common stock.  That acquisition is scheduled to close on or before June 30, 2010, pending successful completion of our due diligence review. This acquisition would expand our capabilities by providing us with equipment, personnel and existing business operations.  The two acquisitions would provide us with a wide scope of strategic assets, infrastructure, operating and interconnection agreements. The associated personnel, platforms and networks provide services to hundreds of commercial and wholesale data service providers for advanced co-location and broad IP services, an MPLS overlay network with multi-gigabit redundant nationwide network reach with capacity into over 70 points of presence, extensively peered with major national and regional fiber networks. In addition to robust managed IP data services, the acquisitions would provide us with three digital IP voice platforms essential for nationwide local and long distance service with E911 service as well as bulk wholesale carrier long distance call termination.  Our ability to close on these acquisitions is unknown at this time and is pending our final due diligence review.

(ii)

On May 28, 2010, Robert A. Bryson, our President and a director, loaned us the sum of $175,000. We executed and delivered our promissory note in that amount and on that date, bearing interest at the rate of 9% per annum, which is due and payable on July 27, 2010.  A copy of this promissory note is filed as an Exhibit hereto and is incorporated herein by reference, and this summary is qualified in its entirety by such reference.  See Item 9.01.

(iii)

We will be filing an S-1 Registration Statement with the Securities and Exchange Commission within the next several days that will include a portion of the shares of most all shareholders who received shares of our common stock comprised of “restricted securities” in the Connected Lyfe, Inc. merger, among others, but excluding members of our management and any persons who received shares of our common stock under the merger for introduction services.  The number of shares sought to be registered for “selling shareholders” will be approximately 2,825,000 shares, more or less.  Our Board of Directors believes that the filing of this registration statement and the registration of these shareholders’ shares for resale may facilitate a more open and public market for our shares of common stock on the OTCBB and increase other registration prospects of equity securities we may issue in or underlying future equity or debt funding activities.  We will not be registering any of our securities for sale by us under this registration statement; no “selling shareholder” to be named therein is believed to be an “affiliate” of ours; and no assurance can be given that the registration statement will become effective or that the number of shares sought to be registered for resale will in fact be allowed to be registered by the Securities and Exchange Commission, based upon Securities and Exchange Commission present interpretations of Rule 415 respecting continuous offerings of securities of issuers.

(iii)

We will also be filing an S-8 Registration Statement within the next several days that will register the shares of common stock reserved for issuance under our Stock Plan, which was adopted by the Connected Lyfe, Inc. shareholders prior to this merger and assumed by us under the merger.  There are 15,000,000 shares reserved for issuance under the Stock Plan, with approximately 11,130,500 shares, more or less, being the subject of present outstanding employee or consultant options or grants, none of which have presently vested, and the vesting of which will be the subject of leak-out provisions to be negotiated with the Stock Plan participants.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit Description and Exhibit No.

Exhibit No.

Exhibit Description

99.1

Michael Justin Hoopes Subscription Documents

99.2

Michael Justin Hoopes Promissory Note

99.3

Eagle View Investments, LLC Subscription Documents

99.4

Eagle View Investments, LLC Promissory Note

99.5

Brad R. Egbert Guaranty Agreement

99.6

Robert A. Bryson Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFE COMMUNICATIONS, INC.

Date:	6/17 /2010	By:	/s/Robert A. Bryson
Robert A. Bryson
President

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